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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

As Independent Public Accountants, we hereby consent to the incorporation by reference in the Registration Statement of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company on Form S-3 (File No. 333-29671) of our report dated May 6, 1997, on our audits of the combined financial statements of Crow Family Hotel Partnerships as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 and use of our report (and to all references to our Firm) included in this Current Report on Form 8-K dated July 22, 1997.

                                                /s/ ARTHUR ANDERSEN LLP

Dallas, Texas
July 21, 1997